UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 13, 2021

Seer, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39747	82-1153150
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

3800 Bridge Parkway, Suite 102
Redwood City, California 94065
(Address of principal executive offices, including zip code)

650-453-0000 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SEER	The NASDAQ Stock Market LLC (The NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 13, 2021, Mostafa Ronaghi, Ph.D. and Deep Nishar were appointed to the Board of Directors (the “Board”) of Seer, Inc. (the “Company”) expanding the Board from seven to nine directors. Dr. Ronaghi will serve as a Class I director, with a term expiring at the Company’s 2021 annual meeting of the stockholders and Mr. Nishar will serve as a Class II director, with a term expiring at the Company’s 2022 annual meeting of the stockholders.

In accordance with the Company’s outside director compensation policy (the “policy”), each of Dr. Ronaghi and Mr. Nishar will receive annual cash compensation of $40,000 for their services as a member of the Board, as well as annual retainers for their service on committees of the Board, payable quarterly in arrears on a pro-rata basis, and on February 16, 2021, each of Dr. Ronaghi and Mr. Nishar was automatically granted an initial award of a stock option to purchase 27,939 shares of the Company’s common stock (the “Initial Award”). The Initial Award is scheduled to vest as to one thirty-sixth (1/36th) of the shares subject to the Initial Award on a monthly basis following the Initial Award’s grant date on the same day of the month as such grant date (or on the last day of the month, if there is no corresponding day in such month), provided that he remains a service provider through the applicable vesting date. Initial awards to each of Dr. Ronaghi and Mr. Nishar were granted under and subject to terms of the Company’s 2020 Equity Incentive Plan.

Each of Dr. Ronaghi and Mr. Nishar will be eligible for equity awards on the same terms as other continuing non-employee members of the Board. Currently, the policy provides that, subject to the compensation limits of the policy, on the first trading day immediately following the date of each annual meeting of stockholders, each non-employee director automatically will be granted an award of stock options to purchase shares of the Company’s common stock as specified under the policy (the “Annual Award”); provided, however, that if an individual commenced service as a non-employee director after the date of the annual meeting of stockholders that occurred immediately prior to such annual meeting (or, if there was no such annual meeting, then after the effective date of the first registration statement filed by the Company and declared effective pursuant to the Securities Exchange Act of 1934, as amended (the “registration date”)), then the Annual Award granted to such non-employee director will be prorated based on the number of whole months that the individual served as a non-employee director prior to the Annual Award’s grant date during the twelve (12) month period immediately preceding such annual meeting or registration date, as applicable (with any resulting fractional share rounded down to the nearest whole share). The Annual Award will be scheduled to vest as to all of the shares subject to the Annual Award on the earlier of (i) the one (1) year anniversary of the date the Annual Award is granted or (ii) the day immediately before the date of the next annual meeting of stockholders that occurs after the Annual Award’s grant date, provided that such director remains a service provider through the applicable vesting date.

The policy provides that each equity award granted to a non-employee director while a non-employee director will vest in full as of immediately prior to a change in control, provided he or she continues to be a non-employee director through the date of such change in control.

Each of Dr. Ronaghi and Mr. Nishar also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-250035) filed with the Securities and Exchange Commission on November 12, 2020.

There is no arrangement or understanding between each of Dr. Ronaghi or Mr. Nishar and any other persons pursuant to which Dr. Ronaghi and Mr. Nishar were elected as directors. In addition, each of Dr. Ronaghi and Mr. Nishar are not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On February 17, 2021, the Company issued a press release announcing the appointment of each of Dr. Ronaghi and Mr. Nishar as directors. The press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
99.1	Press Release dated February 17, 2021
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEER, INC.

February 17, 2021	By:	/s/ David Horn
David Horn
Chief Financial Officer